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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports included in this registration statement and to the incorporation by reference in this registration statement of our report dated March 6, 2001 included in the Annual Report on Form 10-K of Dynegy Holdings Inc. for the year ended December 31, 2000 and to all reference to our Firm in this registration statement.

Houston, Texas
July 9, 2001


                                  ARTHUR ANDERSEN LLP